Exhibit 99.1

MSG NETWORKS INC. REPORTS

FISCAL 2021 THIRD QUARTER RESULTS

Fiscal 2021 Third Quarter Revenues of $177.9 million

Fiscal 2021 Third Quarter Operating Income of $69.9 million

Fiscal 2021 Third Quarter Adjusted Operating Income of $75.0 million

Acquisition by MSG Entertainment Would Create Diversified Entertainment and Media Company

NEW YORK, N.Y., May 7, 2021 - MSG Networks Inc. (NYSE: MSGN) today reported financial results for the fiscal third quarter ended March 31, 2021.

Results for both the fiscal 2021 third quarter and the prior year period reflect the impact of the COVID-19 pandemic. In March 2020, the NHL and NBA suspended their 2019-20 seasons before resuming play several months later and completing the shortened seasons in the fall of 2020. This impacted the start and length of each league’s 2020-21 regular seasons, with the NBA beginning a reduced schedule of 72 games on December 22, 2020, and the NHL starting a reduced 56-game schedule on January 13, 2021. As a result, the Company aired 164 NBA and NHL telecasts in the fiscal 2021 third quarter, as compared with 141 in the prior year period.

For the fiscal 2021 third quarter, the Company generated revenues of $177.9 million, a decrease of 4% as compared with the prior year period. In addition, the Company generated operating income of $69.9 million, a decrease of 5%; adjusted operating income of $75.0 million, a decrease of 5%; and net income of $45.6 million, a decrease of 1%; all as compared with the prior year period.(1)

President and CEO Andrea Greenberg said, “We’ve had exciting NBA and NHL regular seasons, which have helped drive strong ratings on our linear channels, as well as all-time high levels of engagement with our streaming platform. We believe the enduring popularity of live sports will continue to drive value for our Company and look forward to combining our exclusive content and distribution expertise with MSG Entertainment’s marquee assets and brands in a transaction that we believe would create substantial benefits for our shareholders.”

Fiscal Year 2021 Third Quarter Results

(In thousands, except per share data)

Three Months Ended March 31, 2021
Revenues	$177,853
Operating income	69,885
Adjusted operating income	75,042
Net income	45,583
Diluted EPS	$0.78

(1)	See page 3 of this earnings release for the definition of adjusted operating income included in the discussion of non-GAAP financial measures.

Summary of Reported Results from Operations

Fiscal 2021 third quarter total revenues of $177.9 million decreased 4%, or $7.1 million, as compared with the prior year period. Affiliation fee revenue decreased $11.0 million, primarily due to the impact of a decrease in subscribers of approximately 7%, a net unfavorable affiliate adjustment of $5.8 million (primarily reflecting accruals for affiliate fee rebates) recorded in the current year quarter and, to a lesser extent, the impact of the previously disclosed non-renewal with a small Connecticut-based distributor as of October 1, 2020.(2) This was partially offset by the impact of higher affiliation rates. The Company’s year-over-year decrease in subscribers of approximately 7% reflects an improvement as compared to the 7.5% year-over-year decrease in the fiscal 2021 second quarter.(2)

Advertising revenue increased $3.7 million primarily due to higher sales related to live professional sports telecasts, partially offset by other net decreases. The increase in sales from live professional sports telecasts was primarily due to a greater number of NBA and NHL telecasts in the fiscal 2021 third quarter compared with the prior year period as a result of the timing of the 2020-21 NBA and NHL regular seasons and the suspension of the 2019-20 NBA and NHL regular seasons in mid-March 2020.

Direct operating expenses of $74.4 million decreased 11%, or $9.4 million, as compared with the prior year period driven by lower rights fees expense and, to a lesser extent, a decrease in other programming and production-related costs. The decline in rights fees expense was primarily due to the impact of fewer NHL and NBA games made available for exclusive broadcast by the Company during the NHL and NBA’s shortened 2020-21 regular seasons. These decreases were partially offset by the timing of the 2020-21 NBA and NHL regular seasons and the impact of annual contractual rate increases. The decrease in other programming and production-related costs primarily reflects the absence of certain expenses related to the production of away games.(3)

Selling, general and administrative expenses of $31.7 million increased 23%, or $5.9 million, as compared with the prior year period, primarily due to higher advertising and marketing expenses, employee compensation and related benefits and professional fees. The fiscal 2021 third quarter includes $1.2 million of expenses related to the proposed acquisition of the Company by Madison Square Garden Entertainment Corp.

Operating income of $69.9 million decreased $3.8 million, or 5%, and adjusted operating income of $75.0 million decreased $4.1 million, or 5%, both as compared with the prior year period, primarily due to the decrease in revenues and increase in selling, general and administrative expenses, partially offset by the decrease in direct operating expenses.

About MSG Networks Inc.

MSG Networks Inc., a pioneer in sports media, owns and operates two award-winning regional sports and entertainment networks and a companion streaming service that serve the nation’s number one media market, the New York DMA, as well as other portions of New York, New Jersey, Connecticut and Pennsylvania. The networks feature a wide range of compelling sports content, including exclusive live local games and other programming of the New York Knicks, New York Rangers, New York Islanders, New Jersey Devils and Buffalo Sabres, as well as significant coverage of the New York Giants and Buffalo Bills. This content, in addition to a diverse array of other sporting events and critically acclaimed original programming, has established MSG Networks as the gold standard in regional sports.

(2)	The approximately 7% year-over-year rate of subscriber decline excludes the impact of the previously disclosed non-renewal with a small Connecticut-based distributor as of October 1, 2020.
(3)	In an effort to minimize travel amidst the ongoing COVID-19 pandemic, the Company received its broadcast feeds for away games during the quarter from each game’s home team regional sports network.

Non-GAAP Financial Measures

We define adjusted operating income, which is a non-GAAP financial measure, as operating income before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits and 4) gains or losses on sales or dispositions of businesses. Because it is based upon operating income, adjusted operating income also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company without regard to the settlement of an obligation that is not expected to be made in cash. We believe adjusted operating income is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income should be viewed as a supplement to and not a substitute for operating income, net income, cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income to adjusted operating income, please see page 7 of this release.

The Company defines Free Cash Flow (“Free Cash Flow”), which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, both of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall ability to generate liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is generated for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors for comparison of the Company’s generation of liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of Free Cash Flow to net cash provided by operating activities, please see page 9 of this release.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between MSG Entertainment and MSG Networks. In connection with the proposed transaction, MSG Entertainment and MSG Networks filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 on May 6, 2021 that includes a preliminary joint proxy statement of MSG Entertainment and MSG Networks that also constitutes a prospectus of MSG Entertainment. The information in the preliminary joint proxy statement/prospectus is not complete and may be changed. MSG Entertainment and MSG Networks also intend to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the preliminary joint proxy statement/prospectus, Form S-4 or any other document which MSG Entertainment or MSG Networks may file with the SEC. INVESTORS AND SECURITY HOLDERS OF MSG ENTERTAINMENT AND MSG NETWORKS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the Form S-4 and the preliminary joint proxy statement/prospectus and other documents filed with the SEC by MSG Entertainment and MSG Networks from the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by MSG Entertainment will be made available free of charge on MSG Entertainment’s investor relations website at http://investor.msgentertainment.com. Copies of documents filed with the SEC by MSG Networks will be made available free of charge on MSG Networks’ investor relations website at http://investor.msgnetworks.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

MSG Entertainment, MSG Networks and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MSG Entertainment and MSG Networks securities in respect of the proposed transaction under the rules of the SEC. Information regarding MSG Entertainment’s directors and executive officers is available in MSG Entertainment’s proxy statement relating to its 2020 annual meeting of stockholders filed with the SEC on October 27, 2020. Information regarding MSG Networks’ directors and executive officers is available in MSG Networks’ proxy statement relating to its 2020 annual meeting of stockholders filed with the SEC on October 21, 2020. Investors may obtain additional information regarding these directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, in the Form S-4 and preliminary joint proxy statement/prospectus regarding the proposed transaction, including any amendments thereto, as well as the definitive joint proxy statement/prospectus if and when it becomes available and other relevant materials to be filed with the SEC by MSG Entertainment and MSG Networks. Investors should read the preliminary joint proxy statement/prospectus, and the definitive joint proxy statement/prospectus if and when it becomes available, carefully before making any voting or investment decisions. These documents will be available free of charge from the sources indicated above.

Forward-Looking Statements

This document contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. However, the absence of these words does not mean that the statements are not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding the proposed transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, the following factors: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; MSG Entertainment’s and MSG Networks’ ability to effectively manage the impacts of the COVID-19 pandemic and the actions taken in response by governmental authorities and certain professional sports leagues; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with respect to the proposed transaction between MSG Entertainment and MSG Networks or otherwise cause the transaction not to occur; the risk that the conditions to the closing of the proposed transaction between MSG Entertainment and MSG Networks may not be satisfied or waived, including the risk that required approvals from the stockholders of MSG Entertainment and MSG Networks, regulatory clearances and other approvals are not obtained; the risk that the anticipated tax treatment of the proposed transaction between MSG Entertainment and MSG Networks is not obtained; potential litigation relating to the proposed transaction between MSG Entertainment and MSG Networks; uncertainties as to the timing of the consummation of the proposed transaction between MSG Entertainment and MSG Networks; the risk that the proposed transaction disrupts the current business plans and operations of MSG Entertainment or MSG Networks; the ability of MSG Entertainment and MSG Networks to retain and hire key personnel; unexpected costs, charges or expenses resulting from the proposed transaction; potential adverse reactions or changes to the business relationships of MSG Entertainment and MSG Networks resulting from the announcement, pendency or completion of the proposed transaction; financial community and rating agency perceptions of each of MSG Entertainment and MSG Networks and its business, operations, financial condition and the industry in which it operates; strategic or financial benefits or opportunities if the merger is completed; the impact of the merger on the liquidity position or financial flexibility and other potential impacts of the proposed transaction; opportunities related to mobile sports gaming or growth initiatives; strategic or financial benefits or opportunities if the merger is completed; the impact of the merger on the liquidity position or financial flexibility and other potential impacts of the proposed transaction; opportunities related to sports gaming or growth initiatives; and the potential impact of general economic, political and market factors on MSG Entertainment and MSG Networks or the proposed transaction. These risks, as well as other risks associated with the proposed transaction between MSG Entertainment and MSG Networks, are more fully discussed in the preliminary joint proxy statement/prospectus that are included in the registration statement on Form S-4 that was filed with the SEC in connection with the proposed transaction, and will be discussed in the definitive joint proxy statement/prospectus if and when it becomes available. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

In addition, future performance and actual results are subject to other risks and uncertainties that relate more broadly to MSG Entertainment’s and MSG Networks’ overall business and financial condition, including those more fully described in MSG Entertainment’s and MSG Networks’ filings with the SEC including their respective Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other SEC filings, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Forward-looking statements speak only as of the date made, and MSG Entertainment and MSG Networks each disclaim any obligation to update or revise any forward-looking statements except as required by applicable law.

# # #

Contacts:

Kimberly Kerns	Ari Danes, CFA
Communications	Investor Relations
(212) 465-6442	(212) 465-6072

MSG NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,

	2021	2020	2021	2020
Revenues	$177,853	$184,972	$481,455	$533,683
Direct operating expenses	74,392	83,762	196,497	236,487
Selling, general and administrative expenses	31,743	25,831	75,962	80,173
Depreciation and amortization	1,833	1,716	5,463	5,123

Operating income	69,885	73,663	203,533	211,900
Other income (expense):
Interest income	481	900	1,446	3,734
Interest expense	(4,958)	(9,419)	(15,320)	(30,168)
Debt refinancing expense	—	—	—	(2,764)
Other components of net periodic benefit cost	(207)	(258)	(620)	(774)
Miscellaneous income	1,252	—	1,252	—

	(3,432)	(8,777)	(13,242)	(29,972)

Income from operations before income taxes	66,453	64,886	190,291	181,928
Income tax expense	(20,870)	(18,616)	(68,174)	(52,627)

Net income	$45,583	$46,270	$122,117	$129,301

Earnings per share:
Basic	$0.79	$0.77	$2.13	$1.98
Diluted	$0.78	$0.77	$2.11	$1.97
Weighted-average number of common shares outstanding:
Basic	57,505	60,011	57,358	65,194
Diluted	58,235	60,315	57,775	65,553

MSG NETWORKS INC.

ADJUSTMENTS TO RECONCILE OPERATING INCOME

TO ADJUSTED OPERATING INCOME

(In thousands)

The following is a description of the adjustments to operating income in arriving at adjusted operating income as described in this earnings release:

•

Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under our employee stock plan and non-employee director stock plan in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,

	2021	2020	2021	2020
Operating income	$69,885	$73,663	$203,533	$211,900
Share-based compensation expense	3,324	3,753	14,217	13,852
Depreciation and amortization	1,833	1,716	5,463	5,123

Adjusted operating income	$75,042	$79,132	$223,213	$230,875

MSG NETWORKS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2021	June 30, 2020

	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$324,067	$196,837
Accounts receivable, net	86,455	105,549
Related party receivables, net	25,659	14,190
Prepaid income taxes	1,500	461
Prepaid expenses	8,385	11,063
Other current assets	8,742	4,541

Total current assets	454,808	332,641
Property and equipment, net	7,258	8,758
Amortizable intangible assets, net	27,688	30,283
Goodwill	424,508	424,508
Operating lease right-of-use assets	13,286	17,153
Other assets	44,209	37,460

Total assets	$971,757	$850,803

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable	$235	$2,115
Related party payables	6,210	1,472
Current portion of long-term debt	48,239	37,229
Current portion of operating lease liabilities	5,125	5,492
Income taxes payable	3,116	641
Accrued liabilities:
Employee related costs	15,652	14,187
Other accrued liabilities	17,434	10,116
Deferred revenue	572	2,753

Total current liabilities	96,583	74,005
Long-term debt, net of current portion	1,007,598	1,043,780
Long-term operating lease liabilities	9,960	13,780
Defined benefit and other postretirement obligations	25,150	25,860
Other employee related costs	5,538	5,149
Other liabilities	1,483	1,536
Deferred tax liability	244,321	239,542

Total liabilities	1,390,633	1,403,652

Commitments and contingencies
Stockholders’ Deficiency:
Class A Common Stock, par value $0.01, 360,000 shares authorized; 43,460 and 43,122 shares outstanding as of March 31, 2021 and June 30, 2020, respectively	643	643
Class B Common Stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding as of March 31, 2021 and June 30, 2020	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	17,490	12,731
Treasury stock, at cost, 20,799 and 21,137 shares as of March 31, 2021 and June 30, 2020, respectively	(450,053)	(457,363)
Retained earnings (accumulated deficit)	20,845	(100,792)
Accumulated other comprehensive loss	(7,937)	(8,204)

Total stockholders’ deficiency	(418,876)	(552,849)

Total liabilities and stockholders’ deficiency	$971,757	$850,803

MSG NETWORKS INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

Summary Data from the Statements of Cash Flows

	Nine Months Ended
	March 31,

	2021	2020
Net cash provided by operating activities	$158,483	$139,971
Net cash used in investing activities	(2,980)	(2,211)
Net cash used in financing activities	(28,273)	(225,886)

Net increase (decrease) in cash and cash equivalents	127,230	(88,126)

Cash and cash equivalents at beginning of period	196,837	226,423

Cash and cash equivalents at end of period	$324,067	$138,297

Free Cash Flow

	Nine Months Ended
	March 31,

	2021	2020
Net cash provided by operating activities	$158,483	$139,971
Less: Capital expenditures	(2,980)	(2,211)

Free cash flow	$155,503	$137,760

Capitalization

	March 31,
	2021
Cash and cash equivalents	$324,067
Credit facility debt(a)	1,060,125

Net debt	$736,058

Reconciliation of operating income to AOI for the trailing twelve-month period(b)
Operating income	$286,601
Share-based compensation expense	19,600
Depreciation and amortization	7,503

Adjusted operating income	$313,704

Leverage ratio(c)	2.3	x

(a)	Represents aggregate principal amount of the debt outstanding.
(b)	Represents reported adjusted operating income for the trailing twelve-month period.
(c)	Represents net debt divided by adjusted operating income for the trailing twelve-month period, which differs from the covenant calculation contained in the Company’s credit facility.